EXHIBIT 3.1

 CERTIFICATE OF INCORPORATION OF RESIDENTIAL FUNDING MORTGAGE SECURITIES I,
                                      INC.

                          CERTIFICATE OF INCORPORATION

                                       of

                SALOMON BROTHERS MORTGAGE SECURITIES IV, INC.

1. The name of the corporation is Salomon Brothers Mortgage Securities IV, Inc.

2. The address of the registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the registered agent at such registered office is The Corporation Trust Company.

3. The purpose for which the corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock that the corporation shall have authority to issue is 1,000 shares of Common Stock, $.01 par value.

5. Elections of directors need not be by ballot unless the By-laws of the corporation shall so provide. The books of the corporation may (subject to any statutory requirements) be kept at such place whether within or outside the State of Delaware as may be designated by the Board of Directors or in the By-laws of the corporation.

6. In furtherance and not in limitation of the power conferred upon the Board of Directors by law, the Board of Directors shall have the power to adopt, amend and repeal from time to time By-laws of the corporation.

7. The corporation is to have perpetual existence.

8. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

9. The incorporator of the corporation is Eileen Bannon, whose mailing address is c/o Cleary, Gottlieb, Steen & Hamilton, One State Street Plaza, New York, New York 10004.

            I, THE UNDERSIGNED, being the incorporator named above, in order to form a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and that the facts herein stated are true, and accordingly have hereunto set my hand this 25th day of January, 1985.


                                          /s/ Eileen Bannon
                                          Eileen Bannon


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                            CERTIFICATE OF AMENDMENT

                                       of

                          CERTIFICATE OF INCORPORATION

                                  * * * * *

            SALOMON BROTHERS MORTGAGE SECURITIES IV, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
            FIRST: That the Board of Directors of Salomon Brothers Mortgage Securities IV, Inc., by the unanimous written consent of its members, filed with the minutes of the board, duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
                  RESOLVED,  that  the  Certificate  of  Incorporation  of  this corporation be amended by changing the first Article thereof so that, as amended said Article shall be and read as follows:

                  "1.  The  name  of  the  corporation  is  Residential  Funding
            Mortgage Securities I, Inc."

            SECOND: That thereafter, the stockholder of all the issued and outstanding shares of said corporation by a consent in writing in lieu of meeting of stockholders voted all the issued and outstanding shares of said corporation in favor of the amendment.
            THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
            IN WITNESS WHEREOF, said SALOMON BROTHERS MORTGAGE SECURITIES IV, INC. has caused this certificate to be signed by Michael P. Mortara its Vice President and attested by Zachary Snow, its Secretary, this 1st day of April, 1987.


                                          SALOMON BROTHERS MORTGAGE
                                          SECURITIES IV, INC.


                                          By:/s/ Michael P. Mortara
                                                Vice President

ATTEST:


By: /s/ Zachary Snow
        Secretary